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                                                                     EXHIBIT 5.1

                                                      Post Office Box 951
                                                      Knoxville, Tennessee 37901
                                                      Riverview Tower
                                                      Suite 2000
                                                      900 South Gay Street
                                                      Knoxville, Tennessee 37902

                                                      Tel  865-549-7700
                                                      Fax  865-549-7704


August 24, 2001

Board of Directors
RFS Hotel Investors, Inc.
850 Ridge Lake Boulevard, Suite 200
Memphis, Tennessee  38120

Re:      Registration Statement on Form S-8
         RFS Hotel Investors Employee Stock Purchase Plan

Ladies and Gentlemen:

We are acting as counsel for RFS Hotel Investors, Inc. (the "Company") in connection with its registration under the Securities Act of 1933 of 500,000 shares of its common stock (the "Shares") which are proposed to be offered and sold as described in the Company's Registration Statement on Form S-8 for the RFS Hotel Investors, Inc. Employee Stock Purchase Plan (the "Registration Statement") filed today with the Securities and Exchange Commission (the "Commission").

In rendering this opinion, we have relied upon, among other things, our examination of such records of the Company and certificates of its officers and of public officials as we have deemed necessary.

Based upon the foregoing, we are of the opinion that:

1. The Company is a corporation duly incorporated and validly existing under the laws of the State of Tennessee.

2. The Shares have been duly authorized and, when the Shares have been offered and sold as described in the Registration Statement, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Commission as a Exhibit 5.1 to the Registration Statement.

Very truly yours,

Hunton & Williams